SIMON®

4Q 2022 SUPPLEMENTAL

THE SHOPS AT
RIVERSIDE
NOBU
BLANCO
BURLINGTON

SIMON PROPERTY GROUP

EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED FOURTH QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations and comparable FFO.

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EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports Fourth Quarter and
Full Year 2022 Results
INDIANAPOLIS, February 6, 2023 − Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter and twelve months ended December 31, 2022.
“I am extremely pleased with our fourth quarter results, concluding another successful and productive year for our Company,” said David Simon, Chairman, Chief Executive Officer and President. “In 2022, we generated Funds From Operations of  $4.5 billion and returned $2.8 billion to shareholders in cash dividends and share repurchases. We executed over 14 million square feet of leases, completed 14 redevelopment and densification projects and opened a new Premium Outlet in Japan. We continue to strengthen our portfolio through our innovative and disciplined investment activities that will allow us to continue to deliver long-term cash flow growth.”
Results for the Quarter
•
Net income attributable to common stockholders was $673.8 million, or $2.06 per diluted share, as compared to $503.2 million, or $1.53 per diluted share in 2021.

 –
Net income for the fourth quarter of 2022 includes non-cash after-tax gains from investment activity of  $90.5 million, or $0.25 per diluted share.

 –
Net income in the prior year period included both a non-cash after tax gain of  $10.9 million, or $0.03 per diluted share primarily related to investment activity and a loss on extinguishment of debt of  $20.3 million, or $0.05 per diluted share.

•
Comparable Funds From Operations (“Comparable FFO”) was $1.183 billion, or $3.15 per diluted share as compared to $1.170 billion, or $3.11 per diluted share in the prior year period. Please see the accompanying reconciliation of consolidated net income to FFO of the Operating Partnership and Comparable FFO.

•
Domestic property Net Operating Income (“NOI”) increased 5.8% and portfolio NOI increased 6.3%, in each case, compared to the prior year period.

Results for the Year
•
Net income attributable to common stockholders was $2.136 billion, or $6.52 per diluted share, as compared to $2.246 billion, or $6.84 per diluted share in 2021.

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 –
Net income for 2022 includes non-cash after-tax gains from investment activity of  $27.1 million, or $0.08 per diluted share.

 –
Net income in the prior year period included both gains of  $0.55 per diluted share primarily related to retail real estate disposition activity and other activity which resulted in a net gain of  $0.50 per diluted share.

•
Comparable FFO was $4.454 billion, or $11.87 per diluted share as compared to $4.303 billion, or $11.44 per diluted share in the prior year period.

•
Domestic property NOI increased 4.8% and portfolio NOI increased 5.7%, in each case, compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy was 94.9% at December 31, 2022, compared to 93.4% at December 31, 2021, an increase of 1.5%.

•
Base minimum rent per square foot was $55.13 at December 31, 2022, compared to $53.91 at December 31, 2021, an increase of 2.3%.

•
Reported retailer sales per square foot was $753, an increase of 5.6% for the trailing 12 months ended December 31, 2022.

Development Activity
On October 20, 2022, Fukaya-Hanazono Premium Outlets® (Fukaya City, Tokyo, Japan) opened with 296,300 square feet of high-quality, name brand stores. Fukaya-Hanazono Premium Outlets is the tenth Premium Outlet® Center in Japan.
Construction continues on redevelopment projects including The Falls (Miami, FL), Northgate Station (Seattle, WA), Southdale Center (Edina, MN), St. John’s Town Center (Jacksonville, FL), Stanford Shopping Center (Palo Alto, CA) and Towne East Square (Wichita, KS).
Capital Markets and Balance Sheet Liquidity
The Company completed 20 non-recourse mortgage loans totaling approximately $2.3 billion (U.S. dollar equivalent), of which Simon’s share was $1.4 billion. The weighted average interest rate on these loans was 5.33%.
As of December 31, 2022, Simon had approximately $7.8 billion of liquidity consisting of  $1.3 billion of cash on hand, including its share of joint venture cash, and $6.5 billion of available capacity under its revolving credit facilities.
Dividends
Today, Simon’s Board of Directors declared a quarterly common stock dividend of  $1.80 for the first quarter of 2023. This is an increase of  $0.15, or 9.1% year-over-year. The dividend will be payable on March 31, 2023 to shareholders of record on March 10, 2023.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on March 31, 2023 to shareholders of record on March 17, 2023.
2023 Guidance
The Company currently estimates net income to be within a range of  $6.35 to $6.60 per diluted share and Comparable FFO to be within a range of  $11.70 to $11.95 per diluted share for the year ending December 31, 2023.

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The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated Comparable FFO per diluted share:
For the year ending December 31, 2023
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$6.35	$6.60
Depreciation and amortization including Simon’s share of unconsolidated entities	5.35	5.35
Estimated Comparable FFO per diluted share	$11.70	$11.95
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Time, Monday, February 6, 2023. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until February 13, 2023. To access the audio replay, dial 1-844-512-2921 (international 1-412-317-6671) passcode 13735353.
Supplemental Materials and Website
Supplemental information on our fourth quarter 2022 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share, Comparable FFO, Comparable FFO per share and portfolio NOI growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and NOI growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated

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by these forward−looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, such as in Ukraine, and supply chain disruptions; the inability to renew leases and relet vacant space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; an increase in vacant space at our properties; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise our information technology or infrastructure; the increased focus on ESG metrics and reporting; environmental liabilities; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments.
The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
REVENUE:
Lease income	$1,287,141	$1,224,913	$4,905,175	$4,736,719
Management fees and other revenues	31,853	28,102	116,904	106,483
Other income	80,904	73,123	269,368	273,587
Total revenue	1,399,898	1,326,138	5,291,447	5,116,789
EXPENSES:
Property operating	127,206	124,472	464,135	415,720
Depreciation and amortization	317,181	319,864	1,227,371	1,262,715
Real estate taxes	109,612	111,153	443,224	458,953
Repairs and maintenance	29,602	34,265	93,595	96,391
Advertising and promotion	35,364	26,618	107,793	114,303
Home and regional office costs	41,168	52,295	184,592	184,660
General and administrative	9,994	9,600	34,971	30,339
Other	45,566	56,338	152,213	140,518
Total operating expenses	715,693	734,605	2,707,894	2,703,599
OPERATING INCOME BEFORE OTHER ITEMS	684,205	591,533	2,583,553	2,413,190
Interest expense	(200,901)	(193,504)	(761,253)	(795,712)
Loss on extinguishment of debt	—	(20,289)	—	(51,841)
Gain on disposal, exchange, or revaluation of equity interests, net	121,177	18,844	121,177	178,672
Income and other tax expense	(52,344)	(48,833)	(83,512)	(157,199)
Income from unconsolidated entities	213,635	220,699	647,977	782,837
Unrealized gains (losses) in fair value of publicly traded equity instruments, net	2,208	26	(61,204)	(8,095)
Gain on acquisition of controlling interest, sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	4,768	5,254	5,647	206,855
CONSOLIDATED NET INCOME	772,748	573,730	2,452,385	2,568,707
Net income attributable to noncontrolling interests	98,128	69,655	312,850	319,076
Preferred dividends	834	834	3,337	3,337
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$673,786	$503,241	$2,136,198	$2,246,294
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$2.06	$1.53	$6.52	$6.84

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	December 31, 2022	December 31, 2022
ASSETS:
Investment properties, at cost	$38,326,912	$37,932,366
Less – accumulated depreciation	16,563,749	15,621,127
	21,763,163	22,311,239
Cash and cash equivalents	621,628	533,936
Tenant receivables and accrued revenue, net	823,540	919,654
Investment in TRG, at equity	3,074,345	3,305,102
Investment in Klépierre, at equity	1,561,112	1,661,943
Investment in other unconsolidated entities, at equity	3,511,263	3,075,375
Right-of-use assets, net	496,930	504,119
Investments held in trust – special purpose acquisition company	—	345,000
Deferred costs and other assets	1,159,293	1,121,011
Total assets	$33,011,274	$33,777,379
LIABILITIES:
Mortgages and unsecured indebtedness	$24,960,286	$25,321,022
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,491,583	1,433,216
Cash distributions and losses in unconsolidated entities, at equity	1,699,828	1,573,105
Dividend payable	1,997	1,468
Lease liabilities	497,953	506,931
Other liabilities	535,736	540,912
Total liabilities	29,187,383	29,376,654
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	212,239	547,740
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	41,435	41,763
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,905,419 and 342,907,608 issued and outstanding, respectively	34	34
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,232,881	11,212,990
Accumulated deficit	(5,926,974)	(5,823,708)
Accumulated other comprehensive loss	(164,873)	(185,186)
Common stock held in treasury, at cost, 15,959,628 and 14,295,983 shares, respectively	(2,043,979)	(1,884,441)
Total stockholders’ equity	3,138,524	3,361,452
Noncontrolling interests	473,128	491,533
Total equity	3,611,652	3,852,985
Total liabilities and equity	$33,011,274	$33,777,379

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EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
REVENUE:
Lease income	$752,541	$743,395	$2,894,611	$2,797,221
Other income	83,478	115,033	341,923	319,956
Total revenue	836,019	858,428	3,236,534	3,117,177
OPERATING EXPENSES:
Property operating	159,804	155,409	605,018	575,584
Depreciation and amortization	161,836	174,625	666,762	686,790
Real estate taxes	59,010	60,083	246,707	263,325
Repairs and maintenance	23,200	25,675	81,522	79,300
Advertising and promotion	22,058	19,962	74,776	72,441
Other	59,827	87,859	205,405	200,899
Total operating expenses	485,735	523,613	1,880,190	1,878,339
OPERATING INCOME BEFORE OTHER ITEMS	350,284	334,815	1,356,344	1,238,838
Interest expense	(159,668)	(152,445)	(599,245)	(605,591)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	45,814	1,443	50,336	34,814
NET INCOME	$236,430	$183,813	$807,435	$668,061
Third-Party Investors’ Share of Net Income	$142,897	$89,779	$423,816	$333,304
Our Share of Net Income	93,533	94,034	383,619	334,757
Amortization of Excess Investment (A)	(14,956)	(15,180)	(60,109)	(64,974)
Our Share of Gain on Sale or Disposal of Assets and Interests in Other Income in the Consolidated Financial Statements	—	—	—	(14,941)
Our Share of Gain on Sale or Disposal of Assets and Interests in Unconsolidated Entities, net	—	(541)	(2,532)	(541)
Income from Unconsolidated Entities (B)	$78,577	$78,313	$320,978	$254,301

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”), The Taubman Realty Group (“TRG”) and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	December 31, 2022	December 31, 2021
Assets:
Investment properties, at cost	$19,256,108	$19,724,242
Less – accumulated depreciation	8,490,990	8,330,891
	10,765,118	11,393,351
Cash and cash equivalents	1,445,353	1,481,287
Tenant receivables and accrued revenue, net	546,025	591,369
Right-of-use assets, net	143,526	154,561
Deferred costs and other assets	482,375	394,691
Total assets	$13,382,397	$14,015,259
Liabilities and Partners’ Deficit:
Mortgages	$14,569,921	$15,223,710
Accounts payable, accrued expenses, intangibles, and deferred revenue	961,984	995,392
Lease liabilities	133,096	158,372
Other liabilities	446,064	383,018
Total liabilities	16,111,065	16,760,492
Preferred units	67,450	67,450
Partners’ deficit	(2,796,118)	(2,812,683)
Total liabilities and partners’ deficit	$13,382,397	$14,015,259
Our Share of:
Partners’ deficit	$(1,232,086)	$(1,207,396)
Add: Excess Investment (A)	1,219,117	1,283,645
Our net Investment in unconsolidated entities, at equity	$(12,969)	$76,249

Note:
The above financial presentation does not include any information related to our investments in Klépierre,
TRG and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO and Comparable FFO
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Consolidated Net Income (D)	$772,748	$573,730	$2,452,385	$2,568,707
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	311,304	317,692	1,214,441	1,254,039
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	200,654	278,118	845,784	887,390
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(4,768)	(5,254)	(5,647)	(206,855)
Unrealized losses excluded from FFO (E)	—	—	—	3,177
Net (income) loss attributable to noncontrolling interest holders in properties	(240)	3,179	(2,738)	6,053
Noncontrolling interests portion of depreciation and amortization, gain on consolidation of properties, and loss (gain) on disposal of properties	(4,594)	(5,941)	(18,234)	(20,295)
Preferred distributions and dividends	(1,313)	(1,313)	(5,252)	(5,252)
FFO of the Operating Partnership	$1,273,791	$1,160,211	$4,480,739	$4,486,964
Unrealized (gains) losses included in FFO (E)	(2,208)	(26)	61,204	4,918
Non-cash gain related to the reversal of a deferred tax liability within an international investment	—	—	—	(118,428)
Gain on disposal, exchange, or revaluation of equity interests, net (after tax)	(88,314)	(10,883)	(88,314)	(122,763)
Debt related charges	—	20,289	—	51,841
Comparable FFO of the Operating Partnership	$1,183,269	$1,169,591	$4,453,629	$4,302,532
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$2.06	$1.53	$6.52	$6.84
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.35	1.57	5.44	5.64
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.01)	(0.01)	(0.01)	(0.55)
Unrealized losses excluded from FFO (E)	—	—	—	0.01
Diluted FFO per share	$3.40	$3.09	$11.95	$11.94
Unrealized (gains) losses included in FFO (E)	(0.01)	—	0.16	0.01
Non-cash gain related to the reversal of a deferred tax liability within an international investment	—	—	—	(0.32)
Gain on disposal, exchange, or revaluation of equity interests, net (after tax)	(0.24)	(0.03)	(0.24)	(0.33)
Debt related charges	—	0.05	—	0.14
Comparable FFO per share	$3.15	$3.11	$11.87	$11.44
Details for per share calculations:
FFO of the Operating Partnership	$1,273,791	$1,160,211	$4,480,739	$4,486,964
Diluted FFO allocable to unitholders	(160,937)	(145,859)	(564,946)	(564,407)
Diluted FFO allocable to common stockholders	$1,112,854	$1,014,352	$3,915,793	$3,922,557
Basic and Diluted weighted average shares outstanding	326,954	328,619	327,817	328,587
Weighted average limited partnership units outstanding	47,303	47,253	47,295	47,280
Basic and Diluted weighted average shares and units outstanding	374,257	375,872	375,112	375,867
Basic and Diluted FFO per Share	$3.40	$3.09	$11.95	$11.94
Percent Change	10.0%		0.1%
Comparable FFO per share	$3.15	$3.11	$11.87	$11.44
Percent Change	1.3%		3.8%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, TRG and other platform investments. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, TRG and other platform investments. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, Comparable FFO and Comparable FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $0.2 million and $0.7 million for the three months ended December 31, 2022 and 2021, respectively, and $15.8 million and $7.1 million for the twelve months ended December 31, 2022, and 2021, respectively.

 –
Straight-line adjustments decreased income by ($3.9) million and ($5.0) million for the three months ended December 31, 2022 and 2021, respectively, and ($26.8) million and ($25.7) million for the twelve months ended December 31, 2022 and 2021, respectively.

 –
Amortization of fair market value of leases increased (decreased) income by $0.1 million and $0.0 million for the three months ended December 31, 2022 and 2021, respectively, and ($0.2) million and ($0.6) million for the twelve months ended December 31, 2022 and 2021, respectively.

(E)
Unrealized (gains) losses excluded from FFO relate to mark-to-market fair value adjustments of publicly traded equity instruments of retail real estate.

Unrealized (gains) losses included in FFO relate to mark-to-market fair value adjustments of publicly traded equity instruments of non-retail real estate.

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OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At December 31, 2022, we owned or had an interest in 230 properties comprising 184 million square feet in North America, Asia and Europe. We also owned an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at December 31, 2022, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries.
This package was prepared to provide operational and balance sheet information as of December 31, 2022 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, such as in Ukraine, and supply chain disruptions; the inability to renew leases and relet vacant space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; an increase in vacant space at our properties; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise our information technology or infrastructure; the increased focus on ESG metrics and reporting; environmental liabilities; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

4Q 2022 SUPPLEMENTAL	12

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A-	(Stable Outlook)
Senior Unsecured	A-	(Stable Outlook)
Commercial Paper	A2	(Stable Outlook)
Preferred Stock	BBB	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	42%	Yes
Total Secured Debt to Total Assets (1)	≤50%	19%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.8X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	248%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

4Q 2022 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2022	2021	2022	2021
Financial Highlights
Total Revenue – Consolidated Properties	$1,399,898	$1,326,138	$5,291,447	$5,116,789
Consolidated Net Income (1)	$772,748	$573,730	$2,452,385	$2,568,707
Net Income Attributable to Common Stockholders (1)	$673,786	$503,241	$2,136,198	$2,246,294
Basic and Diluted Earnings per Common Share (EPS) (1)	$2.06	$1.53	$6.52	$6.84
Funds from Operations (FFO) of the Operating Partnership	$1,273,791	$1,160,211	$4,480,739	$4,486,964
Basic and Diluted FFO per Share (FFOPS)	$3.40	$3.09	$11.95	$11.94
Comparable FFO of the Operating Partnership (2)	$1,183,269	$1,169,591	$4,453,629	$4,302,532
Basic and Diluted Comparable FFO per Share (2)	$3.15	$3.11	$11.87	$11.44
Declared Dividends/Distributions per Share/Unit	$1.80	$1.65	$6.90	$5.85
	AS OF DECEMBER 31, 2022	AS OF DECEMBER 31, 2021
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	47,303	47,248
Common Shares Outstanding at end of period	326,954	328,620
Total Common Shares and Limited Partnership Units Outstanding at end of period	374,257	375,868
Weighted Average Limited Partnership Units Outstanding	47,295	47,280
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	327,817	328,587
Equity Market Capitalization
Common Stock Price at end of period	$117.48	$159.77
Common Equity Capitalization, including Limited Partnership Units	$43,967,683	$60,052,360
Preferred Equity Capitalization, including Limited Partnership Preferred Units	73,681	80,535
Total Equity Market Capitalization	$44,041,364	$60,132,895

(1)
Includes retail real estate disposition gains of  $5.3 million and $206.9 million, or $0.01 and $0.55 per diluted share, for the three and twelve months ended December 31, 2021, respectively.

(2)
Please see Reconciliation of Non-GAAP Financial Measures in Earnings Release.

4Q 2022 SUPPLEMENTAL	14

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Twelve Months Ended December 31, 2022
(1)
Based on our beneficial interest of NOI.

(2)
Includes TRG U.S. assets.

(3)
Includes Klépierre, international Premium Outlets, international Designer Outlets and international TRG assets.

4Q 2022 SUPPLEMENTAL	15

NET OPERATING INCOME OVERVIEW (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED DECEMBER 31,		% GROWTH	FOR THE TWELVE MONTHS ENDED DECEMBER 31,		% GROWTH
	2022	2021		2022	2021

Domestic Property NOI (1)	$1,327,418	$1,254,607	5.8%	$5,041,080	$4,810,622	4.8%
International Properties (2)	75,212	64,995		295,101	237,586
Portfolio NOI	$1,402,630	$1,319,602	6.3%	$5,336,181	$5,048,208	5.7%
NOI from Other Platform Investments (3)	125,059	193,568		355,019	533,299
NOI from Investments (4)	63,733	61,975		230,984	182,422
Corporate and Other NOI Sources (5)	13,382	56,726		138,315	230,046
Beneficial interest of Combined NOI	$1,604,804	$1,631,871	-1.7%	$6,060,499	$5,993,975	1.1%

(1)
All properties in North America (including TRG’s 20 in the U.S., 4 in Canada and 2 in Mexico).

(2)
International properties outside of North America at constant currency (including TRG’s 4 international properties).

(3)
Includes investments in retail operations (J.C. Penney and SPARC Group); intellectual property and licensing venture (Authentic Brands Group, LLC, or ABG); and an e-commerce company (Rue Gilt Groupe, or RGG).

(4)
NOI of Klépierre at constant currency and HBS.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, foreign exchange impact, and other assets.

4Q 2022 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2022	2021	2022	2021
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$772,748	$573,730	$2,452,385	$2,568,707
Income and other tax expense	52,344	48,833	83,512	157,199
Gain on disposal, exchange or revaluation of equity interests, net	(121,177)	(18,844)	(121,177)	(178,672)
Interest expense	200,901	193,504	761,253	795,712
Loss on extinguishment of debt	—	20,289	—	51,841
Income from unconsolidated entities	(213,635)	(220,699)	(647,977)	(782,837)
Unrealized (gains) losses in fair value of publicly traded equity instruments, net	(2,208)	(26)	61,204	8,095
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(4,768)	(5,254)	(5,647)	(206,855)
Operating Income Before Other Items	684,205	591,533	2,583,553	2,413,190
Depreciation and amortization	317,181	319,864	1,227,371	1,262,715
Home and regional office costs	41,168	52,295	184,592	184,660
General and administrative	9,994	9,600	34,971	30,339
Other expenses	—	19,803	13,413	19,811
NOI of consolidated entities	$1,052,548	$993,095	$4,043,900	$3,910,715
Less: Noncontrolling interest partners share of NOI	(6,623)	(5,541)	(27,685)	(20,720)
Beneficial NOI of consolidated entities	$1,045,925	$987,554	$4,016,215	$3,889,995
Reconciliation of NOI of unconsolidated entities:
Net Income	$236,430	$183,813	$807,435	$668,061
Interest expense	159,668	152,445	599,245	605,591
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	(45,814)	(1,443)	(50,336)	(34,814)
Operating Income Before Other Items	350,284	334,815	1,356,344	1,238,838
Depreciation and amortization	161,836	174,625	666,762	686,790
Other expenses	1,309	26,005	1,309	26,013
NOI of unconsolidated entities	$513,429	$535,445	$2,024,415	$1,951,641
Less: Joint Venture partners share of NOI	(270,358)	(277,648)	(1,059,095)	(1,021,839)
Beneficial NOI of unconsolidated entities	$243,071	$257,797	$965,320	$929,802
Add: Beneficial interest of NOI from TRG	127,016	123,116	474,214	430,965
Add: Beneficial interest of NOI from Other Platform Investments and Investments (1)	188,792	263,404	604,750	743,213
Beneficial interest of Combined NOI	$1,604,804	$1,631,871	$6,060,499	$5,993,975

(1)
See footnotes 3 and 4 on prior page.

4Q 2022 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED DECEMBER 31, 2022	TWELVE MONTHS ENDED DECEMBER 31, 2022
FFO of the Operating Partnership	$1,273,791	$4,480,739
Non-cash impacts to FFO (1)	(66,871)	75,609
FFO of the Operating Partnership excluding non-cash impacts	1,206,920	4,556,348
Tenant allowances	(76,785)	(249,617)
Operational capital expenditures	(66,335)	(129,035)
Funds available for distribution	$1,063,800	$4,177,696

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED DECEMBER 31, 2022	TWELVE MONTHS ENDED DECEMBER 31, 2022
Deductions:
Fair value of debt amortization	(233)	(626)
Gain on disposal, exchange or revaluation of equity interests, net	(88,314)	(88,314)
Additions:
Straight-line lease loss	3,810	26,756
Fair market value of lease amortization	(72)	231
Stock based compensation expense	10,433	32,374
Unrealized (gains) losses in fair value of publicly traded equity instruments, net	(2,208)	61,204
Write-off of pre-development costs	618	11,911
Mortgage, financing fee and terminated swap amortization expense	9,095	32,073
	$(66,871)	$75,609
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, comparable FFO, comparable FFO per share, funds available for distribution, net operating income (NOI), domestic portfolio NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

4Q 2022 SUPPLEMENTAL	18

LEASE INCOME, OTHER INCOME, OTHER EXPENSE, INCOME FROM
UNCONSOLIDATED ENTITIES, AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
Consolidated Properties	2022	2021	2022	2021
Lease Income
Fixed lease income (1)	$984,108	$918,533	$3,858,592	$3,701,991
Variable lease income (2)	303,033	306,380	1,046,583	1,034,728
Total Lease Income	$1,287,141	$1,224,913	$4,905,175	$4,736,719
Other Income
Interest, dividend and distribution income (3)	$9,533	$3,297	$21,287	$13,542
Lease settlement income	2,084	11,261	30,440	69,235
Gains on land sales	164	(70)	16,210	6,417
Other (4)	69,123	58,635	201,431	184,393
Total Other Income	$80,904	$73,123	$269,368	$273,587
Other Expense
Ground leases	$11,665	$10,918	$46,768	$44,094
Professional fees and other (5)	33,901	45,420	105,445	96,424
Total Other Expense	$45,566	$56,338	$152,213	$140,518
Income from Unconsolidated Entities
Share of Joint Ventures (6)	$78,577	$78,313	$320,978	$254,301
Share of Klépierre net income, net of amortization of excess investment (7)	45,546	28,030	100,875	143,904
Share of Other Platform Investments net income, net of amortization of excess investment, pre-tax	105,501	182,519	286,687	502,738
Share of TRG net (loss) including amortization of excess investment	(15,989)	(68,163)	(60,563)	(118,106)
Total Income from Unconsolidated Entities	$213,635	$220,699	$647,977	$782,837
Capitalized Interest
Our Share of Consolidated Properties	$7,258	$6,243	$35,477	$31,195
Our Share of Joint Venture Properties	$129	$76	$410	$1,070

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from other international investments and preferred unit distributions from TRG.

(4)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
The twelve months ended December 31, 2022 includes $12.4 million of write-off of costs related to an international outlet development project in Germany we no longer intend to pursue.

(6)
Includes U.S. joint venture operations and international outlet joint ventures.

(7)
Includes $118.4 million for the twelve months ended December 31, 2021 from a non-cash gain related to the reversal of a deferred tax liability.

4Q 2022 SUPPLEMENTAL	19

OPERATING INFORMATION
	AS OF DECEMBER 31,
	2022	2021
U.S. Malls and Premium Outlets
Total Number of Properties	163	164
Total Square Footage of Properties (in millions)	137.6	138.5
Ending Occupancy(1):
Consolidated Assets	94.9%	93.5%
Unconsolidated Assets	94.9%	93.1%
Total Portfolio	94.9%	93.4%
Base Minimum Rent PSF(2):
Consolidated Assets	$53.95	$52.59
Unconsolidated Assets	$58.36	$57.55
Total Portfolio	$55.13	$53.91
U.S. TRG
Total Number of Properties	20	20
Total Square Footage of Properties (in millions)	20.4	20.4
Ending Occupancy(1)	94.5%	91.2%
Base Minimum Rent PSF(2)	$61.76	$58.69
	AS OF DECEMBER 31,
	2022	2021
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.3
Ending Occupancy(3)	98.2%	97.6%
Base Minimum Rent PSF(2)	$34.89	$33.80

International Properties(4)
Premium Outlets
Total Number of Properties	23	22
Total Square Footage of Properties (in millions)	8.7	8.4
Designer Outlets
Total Number of Properties	11	11
Total Square Footage of Properties (in millions)	2.8	2.8
TRG
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7
Statistics for Premium Outlets in Japan
Ending Occupancy	99.8%	99.8%
Base Minimum Rent PSF	¥5,779	¥5,509

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

(4)
Includes all international properties.

4Q 2022 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at 12/31/22	Percentage of Gross Annual Rental Revenues (3)
Inline Stores and Freestanding
Month to Month Leases	1,197	4,600,332	$54.92	4.6%
2023	2,918	11,111,252	$57.89	10.6%
2024	3,031	11,779,091	$53.50	11.7%
2025	2,061	7,872,305	$59.78	8.7%
2026	1,576	6,060,873	$57.22	6.4%
2027	1,379	5,386,750	$59.97	5.9%
2028	908	4,539,211	$59.60	5.0%
2029	835	3,441,590	$66.15	4.1%
2030	505	2,459,172	$66.64	2.9%
2031	334	1,801,984	$56.17	1.8%
2032	395	1,474,071	$73.08	2.0%
2033 and Thereafter	546	2,272,878	$49.71	2.2%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,457	6,581,230	$19.70	2.5%
Anchors
Month to Month Leases	1	138,409	$1.18	0.0%
2023	7	931,571	$4.49	0.1%
2024	13	1,159,278	$8.20	0.2%
2025	17	1,676,634	$6.70	0.2%
2026	16	1,702,455	$5.01	0.2%
2027	13	1,765,268	$5.19	0.2%
2028	15	1,801,202	$5.70	0.2%
2029	6	626,306	$5.35	0.1%
2030	7	754,336	$8.56	0.1%
2031	5	427,004	$12.18	0.0%
2032	4	282,245	$22.57	0.1%
2033 and Thereafter	25	2,820,342	$11.31	0.6%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Annual rental revenues represent 2022 consolidated and joint venture combined base rental revenue.

4Q 2022 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap, Inc.	285	3,053	1.8%	3.1%
Tapestry, Inc.	227	951	0.6%	1.7%
Victoria’s Secret & Co.	139	1,189	0.7%	1.7%
Signet Jewelers, Ltd.	348	487	0.3%	1.6%
PVH Corporation	152	1,130	0.7%	1.5%
Capri Holdings Limited	140	551	0.3%	1.4%
American Eagle Outfitters, Inc	220	1,388	0.8%	1.4%
Luxottica Group SPA	354	634	0.4%	1.3%
VF Corporation	196	822	0.5%	1.2%
Foot Locker Retail, Inc.	172	821	0.5%	1.2%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s Inc.	98	19,040	11.0%	0.3%
J.C. Penney Co., Inc.	54	8,894	5.2%	0.3%
Dillard’s, Inc.	35	6,377	3.7%	*
Nordstrom, Inc.	24	4,103	2.4%	0.1%
Dick’s Sporting Goods, Inc.	33	2,261	1.3%	0.5%
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Belk, Inc.	7	1,194	0.7%	*
Target Corporation	7	968	0.6%	0.1%
Hudson’s Bay Company	8	943	0.5%	0.1%
Von Maur, Inc.	7	892	0.5%	*

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

4Q 2022 SUPPLEMENTAL	22

CAPITAL EXPENDITURES(1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$108,244	$150,938	$64,505
Redevelopment projects with incremental square footage and/or anchor replacement	302,256	151,737	73,476
Redevelopment projects with no incremental square footage	5,746	12,390	6,192
Subtotal new development and redevelopment projects	416,246	315,065	144,173
Tenant allowances	206,636	87,183	42,981
Operational capital expenditures (CAM and non-CAM)	90,475	88,036	38,560
Totals	$713,357	$490,284	$225,714
Conversion from accrual to cash basis	(63,333)	(31,327)	(14,422)
Capital Expenditures for the Twelve Months Ended 12/31/22 (2)	$650,024	$458,957	$211,292
Capital Expenditures for the Twelve Months Ended 12/31/21 (2)	$529,935	$310,821	$130,131

(1)
Does not include TRG portfolio capital expenditures.

(2)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

4Q 2022 SUPPLEMENTAL	23

DEVELOPMENT ACTIVITY SUMMARY(1)
As of December 31, 2022
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2022 INVESTMENT	FORECASTED INVESTMENT FY 2023 - 2024	FORECASTED TOTAL INVESTMENT 2022 - 2024
Malls
Redevelopments	$671,813	6%	$239,197	$256,836	$496,033
Premium Outlets
New Developments – International	$184,867	8%	$93,913	$52,928	$146,841
Redevelopments – U.S.	$35,138	8%	$18,532	$9,643	$28,175
Redevelopments – International	$57,795	9%	$905	$51,655	$52,560
The Mills
Redevelopments	$30,531	15%	$8,669	$20,479	$29,148
Total Investment (1)	$980,144	7%	$361,216	$391,541	$752,757
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(379,157)		$(141,605)	$(152,115)	$(293,720)

Total Net Cash Investment	$600,987		$219,611	$239,426	$459,037
Notes:
(1)
Does not include TRG

4Q 2022 SUPPLEMENTAL	24

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2021 through December 31, 2022
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2021	328,619,625	47,247,936
Activity During the First Nine Months of 2022:
Redemption of Limited Partnership Units for Cash	—	(13,930)
Exchange of Limited Partnership Units for Common Stock	2,680	(2,680)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	208,063	72,442
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(46,555)
Repurchase of Simon Property Group Common Stock in open market	(1,830,022)	—
Number Outstanding at September 30, 2022	326,953,791	47,303,768
Fourth Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(810)
Number Outstanding at December 31, 2022	326,953,791	47,302,958
Number of Limited Partnership Units and Common Shares at December 31, 2022	374,256,749
PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2022
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2022 was $60.41 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

4Q 2022 SUPPLEMENTAL	25

CREDIT PROFILE(1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
29.3
30.1
32.2
30.9
30.2
16.0
16.6
18.8
19.4
18.8
13.3
13.5
13.4
11.5
11.4
2018
2019
2020
2021
2022

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.1
5.3
4.2
5.0
4.8
2018
2019
2020
2021(3)
2022(3)

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
6.4
6.9
5.3
5.8
5.8
2018
2019
2020
2021(3)
2022(3)

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
65%
69%
66%
49%
58%
2018
2019
2020
2021
2022

WEIGHTED AVERAGE INTEREST RATE (%)

3.90%
3.70%
3.50%
3.30%
3.10%
2.90%
2.70%
2.50%
3.50%
3.33%
3.14%
3.03%
3.43%
2018
2019
2020
2021
2022

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
6.2
6.7
6.6
7.1
6.7
2018
2019
2020
2021
2022

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes TRG secured, corporate and other debt.

4Q 2022 SUPPLEMENTAL	26

SUMMARY OF INDEBTEDNESS(1)
As of December 31, 2022
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$4,589,557	$4,454,096	3.75%	3.7
Floating Rate Debt (Hedged) (2)	269,048	241,690	3.66%	3.3
Variable Rate Debt	610,730	567,066	5.77%	1.1
Total Mortgage Debt	5,469,335	5,262,852	3.96%	3.4
Unsecured Debt
Fixed Rate	18,137,938	18,137,938	2.99%	9.1
Variable Rate	500,000	500,000	3.94%	1.0
Revolving Credit Facility – USD Currency	125,000	125,000	5.13%	2.5
Supplemental Credit Facility – EUR Currency	802,763	802,763	2.42%	4.1
Total Revolving Credit Facilities	927,763	927,763	2.79%	3.9
Total Unsecured Debt	19,565,701	19,565,701	3.01%	8.6
Premium	20,909	20,909
Discount	(50,894)	(50,894)
Debt Issuance Costs	(108,210)	(107,295)
Other Debt Obligations	63,445	63,445
Consolidated Mortgages and Unsecured Indebtedness (2)	$24,960,286	$24,754,718	3.22%	7.5
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,252,374	$5,289,192	3.94%	3.7
Floating Rate Debt (Swapped to Fixed)	392,019	176,409	4.27%	5.6
Floating Rate Debt (Hedged) (2)	1,263,048	592,475	5.90%	3.6
Variable Rate Debt	1,354,114	589,661	6.13%	2.5
TMLP Debt (3)	345,321	139,865	—	—
Total Mortgage Debt	14,606,876	6,787,602	4.32%	3.6
Debt Issuance Costs	(36,955)	(17,610)
Joint Venture Mortgages and Other Indebtedness (2)	$14,569,921	$6,769,992	4.32%	3.6
Our Share of Total Indebtedness		$31,524,710	3.43%	6.7
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	91.0%	$22,538,727	3.15%	8.0
Variable	9.0%	2,215,991	3.93%	2.5
	100.0%	24,754,718	3.22%	7.5
Joint Venture
Fixed	82.6%	$5,594,154	3.95%	3.8
Variable	17.4%	1,175,838	6.02%	3.0
	100.0%	6,769,992	4.32%	3.6
Total Debt		$31,524,710
Total Fixed Debt	89.2%	$28,132,881	3.32%	7.1
Total Variable Debt	10.8%	$3,391,829	4.63%	2.7

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt information.

4Q 2022 SUPPLEMENTAL	27

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)(1)
As of December 31, 2022
(In thousands)
Year	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2023	$600,000	2.75%	$703,895	5.14%	$548,129	4.08%	$1,852,024	4.04%
2024	3,000,000	3.09%	319,612	4.06%	1,329,297	4.16%	4,648,909	3.50%
2025	1,760,175	2.93%	860,981	3.61%	933,462	3.43%	3,554,618	3.23%
2026	1,550,000	3.28%	2,337,537	3.95%	1,416,932	4.97%	5,304,469	4.03%
2027	2,852,763	2.72%	386,387	4.21%	1,132,637	4.50%	4,371,787	3.32%
2028	800,000	1.75%	46,598	3.85%	730,675	4.11%	1,577,273	2.91%
2029	1,250,000	2.45%	397,842	2.91%	20,232	0.37%	1,668,074	2.54%
2030	750,000	2.65%	—	—	263,702	3.12%	1,013,702	2.91%
2031	700,000	2.20%	210,000	3.09%	51,347	5.41%	961,347	2.55%
2032	1,400,000	2.45%	—	—	343,092	5.21%	1,743,092	3.07%
2033	802,763	1.13%	—	—	—	—	802,763	1.27%
Thereafter	4,100,000	4.30%	—	—	18,097	4.46%	4,118,097	4.30%
Face Amounts of Indebtedness	$19,565,701	3.01%	$5,262,852	3.96%	$6,787,602	4.32%	$31,616,155	3.43%
Premiums (Discounts) on Indebtedness, Net	(32,421)		2,436		—		(29,985)
Debt Issuance Costs	(91,680)		(15,615)		(17,610)		(124,905)
Other Debt Obligations	—		63,445		—		63,445
Our Share of Total Indebtedness	$19,441,600		$5,313,118		$6,769,992		$31,524,710

(1)
Does not include TRG.

4Q 2022 SUPPLEMENTAL	28

Unsecured Debt Information
As of December 31, 2022
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE(1)	TYPE		INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Simon Property Group, LP (Sr. Notes)	6/1/2023		2.75%	Fixed		600,000
Simon Property Group, LP (Sr. Notes)	1/11/2024		3.94%	Variable		500,000
Simon Property Group, LP (Sr. Notes)	2/1/2024		3.75%	Fixed		600,000
Simon Property Group, LP (Sr. Notes)	9/13/2024		2.00%	Fixed		1,000,000
Simon Property Group, LP (Sr. Notes)	10/1/2024		3.38%	Fixed		900,000
Simon Property Group, LP (Euro Sr. Notes)	5/13/2025		1.25%	Fixed		535,175 (3)
Revolving Credit Facility – USD Currency	6/30/2025	(4)	5.13%	Variable		125,000
Simon Property Group, LP (Sr. Notes)	9/1/2025		3.50%	Fixed		1,100,000
Simon Property Group, LP (Sr. Notes)	1/15/2026		3.30%	Fixed		800,000
Simon Property Group, LP (Sr. Notes)	11/30/2026		3.25%	Fixed		750,000
Simon Property Group, LP (Sr. Notes)	1/15/2027		1.38%	Fixed		550,000
Supplemental Credit Facility – Euro Currency	1/31/2027	(4)	2.42%	Variable	(6)	802,763 (2)
Simon Property Group, LP (Sr. Notes)	6/15/2027		3.38%	Fixed		750,000
Simon Property Group, LP (Sr. Notes)	12/1/2027		3.38%	Fixed		750,000
Simon Property Group, LP (Sr. Notes)	2/1/2028		1.75%	Fixed		800,000
Simon Property Group, LP (Sr. Notes)	9/13/2029		2.45%	Fixed		1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2030		2.65%	Fixed		750,000
Simon Property Group, LP (Sr. Notes)	2/1/2031		2.20%	Fixed		700,000
Simon Property Group, LP (Sr. Notes)	1/15/2032		2.25%	Fixed		700,000
Simon Property Group, LP (Sr. Notes)	2/1/2032		2.65%	Fixed		700,000
Simon Property Group, LP (Euro Sr. Notes)	3/19/2033		1.13%	Fixed		802,763 (2)
Simon Property Group, LP (Sr. Notes)	2/1/2040		6.75%	Fixed		600,000
Simon Property Group, LP (Sr. Notes)	3/15/2042		4.75%	Fixed		550,000
Simon Property Group, LP (Sr. Notes)	10/1/2044		4.25%	Fixed		400,000
Simon Property Group, LP (Sr. Notes)	11/30/2046		4.25%	Fixed		550,000
Simon Property Group, LP (Sr. Notes)	9/13/2049		3.25%	Fixed		1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2050		3.80%	Fixed		750,000
Total Unsecured Indebtedness at Face Value						$19,565,701(5)

(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2022: 1M LIBOR at 4.3916%; Overnight SOFR 4.30%; CME Term SOFR 4.3581%; 30 Day Average SOFR 4.0617%; 3M EURIBOR at 2.132%; 6M EURIBOR at 2.693%; 3M GBP LIBOR at 3.874%; 1M YEN TIBOR at 0.06364%; 6M YEN TIBOR at .14%; 1M YEN LIBOR at -0.06%; 1M CDOR at 4.7375%; Overnight SONIA 3.428%; and Cost of Funds Rate at 2.81%.

(2)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(3)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(4)
Includes applicable extensions available at our option.

(5)
Also represents our share of Total Unsecured Indebtedness.

(6)
Subsequent to December 31, 2022 rate was swapped to an all-in fixed rate of 3.81% with a maturity date of January 2024.

4Q 2022 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of December 31, 2022
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,915	(2)
2.	Auburn Mall	MA	Auburn	56.4%		499,457	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,121,975	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,450,887	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,203,279	(2)
6.	Bay Park Square	WI	Green Bay	100.0%		690,651	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,281,227	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		978,329	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre (3)	FL	Miami	25.0%		476,600	(2)
10.	Broadway Square	TX	Tyler	100.0%		608,739	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,254,267	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		712,338	07/30/26	(5)	6.66%	Variable	52,000	29,313
13.	Castleton Square	IN	Indianapolis	100.0%		1,381,091	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,051	(2)
15.	Coconut Point	FL	Estero	50.0%		1,204,908	10/01/26		3.95%	Fixed	175,503	87,751
16.	College Mall	IN	Bloomington	100.0%		610,168	(2)
17.	Columbia Center	WA	Kennewick	100.0%		763,262	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,263,516	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,160	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		926,223	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,511,826	01/05/27		3.11%	Fixed	377,775	188,888
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,524,077	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,234,447	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,169,321	12/01/25		4.31%	Fixed	176,974	176,974
25.	Falls, The	FL	Miami	50.0%		711,653	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,375	05/09/26	(5)	6.94%	Variable	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		715,809	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,728,327	02/01/26	(5)	7.89%	Variable	415,000	207,500
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,231	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,727,028	02/09/27	(5)	6.30%	Variable	600,000	300,000
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		677,346	(2)
32.	Galleria, The	TX	Houston	50.4%		2,011,293	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,286,781	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,237,364	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,719,095	(2)
36.	La Plaza Mall	TX	McAllen	100.0%		1,314,054	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,098,861	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,196,432	11/01/27		4.06%	Fixed	181,327	90,664
39.	Lenox Square	GA	Atlanta	100.0%		1,549,775	(2)

4Q 2022 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of December 31, 2022
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
40.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,064,794	06/01/26		4.04%	Fixed	262,000	73,845
41.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,840,255	(2)
42.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,868	07/01/25		4.11%	Fixed	150,000	84,555
43.	McCain Mall	AR	N. Little Rock	100.0%		796,306	(2)
44.	Meadowood Mall	NV	Reno	50.0%		929,119	12/01/26		5.70%	Fixed	105,766	52,883
45.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,305,037	(2)
46.	Miami International Mall	FL	Miami	47.8%		1,081,644	02/06/24		4.42%	Fixed	160,000	76,442
47.	Midland Park Mall	TX	Midland	100.0%		643,845	(2)
48.	Miller Hill Mall	MN	Duluth	100.0%		829,541	(2)
49.	North East Mall	TX	Hurst (Dallas)	100.0%		1,645,005	(2)
50.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,528,889	07/05/23		3.30%	Fixed	215,706	121,594
51.	Ocean County Mall	NJ	Toms River (New York)	100.0%		886,584	(2)
52.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,231,104	(2)
53.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,174,100	12/07/22	(26)	6.00%	Fixed	23,109	19,767
54.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,693	01/01/26		3.84%	Fixed	310,000	292,938
55.	Pheasant Lane Mall	NH	Nashua	(6)		979,595	(2)
56.	Phipps Plaza	GA	Atlanta	100.0%		908,090	(2)
57.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,156,323	07/27/23		5.49%	Variable	225,000	225,000
58.	Prien Lake Mall	LA	Lake Charles	100.0%		719,289	(2)
59.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,213	05/01/26		4.50%	Fixed	180,000	90,000
60.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,245,980	(2)
61.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,339,241	(2)
62.	Ross Park Mall	PA	Pittsburgh	100.0%		1,059,831	(2)
63.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		693,275	(2)
64.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,062	11/01/23		4.69%	Fixed	120,000	113,328
65.	Shops at Clearfork, The	TX	Fort Worth	45.0%		546,734	03/11/30	(25)	2.81%	Fixed	145,000	65,250
66.	Shops at Crystals, The	NV	Las Vegas	50.0%		270,321	07/01/26		3.74%	Fixed	550,000	275,000
67.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,235,937	02/01/23		3.61%	Fixed	295,000	150,450
68.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,953	(2)
69.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		726,571	(2)
70.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(7)	1,249,956	03/31/24	(5)	7.39%	Variable	171,750	42,938
71.	South Hills Village	PA	Pittsburgh	100.0%		1,128,032	(2)
72.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,590,682	(2)
73.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,102,671	(2)
74.	SouthPark	NC	Charlotte	100.0%		1,688,401	(2)
75.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,135	10/06/25		4.45%	Fixed	56,607	28,303
76.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,164	(2)
77.	St. Johns Town Center	FL	Jacksonville	50.0%		1,456,609	09/11/24		3.82%	Fixed	350,000	175,000
78.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,291,362	(2)
79.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,747	09/05/26		3.50%	Fixed	330,000	164,670

4Q 2022 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of December 31, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
80.	Summit Mall	OH	Akron	100.0%	773,839	10/01/26		3.31%	Fixed	85,000	85,000
81.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,245,167	(2)
82.	Tippecanoe Mall	IN	Lafayette	100.0%	864,755	(2)
83.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,779,508	(2)
84.	Towne East Square	KS	Wichita	100.0%	1,157,209	(2)
85.	Treasure Coast Square	FL	Jensen Beach	100.0%	875,148	(2)
86.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	961,189	(2)
87.	University Park Mall	IN	Mishawaka	100.0%	918,823	(2)
88.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,084,200	(2)
89.	West Town Mall	TN	Knoxville	50.0%	1,282,228	(2)
90.	Westchester, The	NY	White Plains (New York)	40.0%	805,026	02/01/30		3.25%	Fixed	400,000	160,000
91.	White Oaks Mall	IL	Springfield	80.7%	942,837	06/01/24	(5)	7.27%	Variable	40,190	32,424
92.	Wolfchase Galleria	TN	Memphis	94.5%	1,151,438	11/01/26		4.15%	Fixed	155,152	146,612
93.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,153,078	03/05/24		4.50%	Fixed	381,019	190,510
94.	Woodland Hills Mall	OK	Tulsa	94.5%	1,236,902	(2)
	Total Mall Square Footage				107,200,443

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,591	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	675,683	02/24/27	(5)	6.71%	Variable	80,000	40,000
3.	Liberty Tree Mall	MA	Danvers	49.1%	862,079	05/06/23		3.41%	Fixed	27,592	13,558
4.	Northgate Station	WA	Seattle	100.0%	416,240	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	948,207	(2)
6.	University Park Village	TX	Fort Worth	100.0%	171,065	05/01/28		3.85%	Fixed	52,352	52,352
	Total Lifestyle Centers Square Footage				3,301,865

4Q 2022 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of December 31, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	328,432	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,443	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,249	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,698	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	691,550	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,926	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,730	(2)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,353	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,157	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,957	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,120	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,225	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,101	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	652,137	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,162	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,038	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,505	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.0%	378,508	03/01/23		5.89%	Variable	85,055	56,706
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,684	(2)
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,059	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,179	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/	100.0%	485,633	02/06/26		4.26%	Fixed	70,430	70,430
			Washington, DC)
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	548,219	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,015	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,595	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,491	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,663	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,480	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,300	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,270	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,765	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,717	06/01/26	(8)	4.17%	Fixed	47,480	47,480
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,790	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,896	(2)
36.	Napa Premium Outlets	CA	Napa	100.0%	179,427	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,284	04/01/32		4.50%	Fixed	75,000	48,750

4Q 2022 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of December 31, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,753	(2)
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	774,225	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	657,586	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,656	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,155	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,508	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	32,124	32,124
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	402,410	09/01/27		4.00%	Fixed	145,000	145,000
			Milwaukee)
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	353,161	07/26/23		5.49%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,421	09/06/26	(9)	3.33%	Fixed	56,432	56,432
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,409	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	697,167	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%	738,456	(2)
			San Antonio)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,515	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,989	03/01/32		3.96%	Fixed	140,000	70,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,713	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,174	10/06/24		4.06%	Fixed	89,709	53,825
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,837	(2)
58.	Tanger Outlets – Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,243	10/01/32	(5)	6.25%	Fixed	71,000	35,500
59.	Tanger Outlets – Galveston/Houston (3)	TX	Texas City	50.0%	352,706	07/01/23		6.24%	Variable	64,500	32,250
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,909	(2)
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,470	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,985	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,309	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,475	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,862	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	518,979	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,491	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	913,889	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,864	(2)
	Total U.S. Premium Outlet Square Footage				30,412,957

4Q 2022 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of December 31, 2022
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,223,939	09/01/26		3.80%	Fixed	97,775	97,775
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,939,318	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,365,197	11/01/24		4.28%	Fixed	123,778	46,416
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,366,722	11/01/32		6.55%	Fixed	234,790	139,136
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,508	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,368,378	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,807,323	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,773,261	08/01/32		5.77%	Fixed	129,497	80,936
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,792	(2)
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,635	(2)
11.	Opry Mills	TN	Nashville	100.0%		1,174,650	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		867,114	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,555,729	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,361,359	(2)
	Total The Mills Square Footage					21,310,925

	Other Properties
	Calhoun Outlet Marketplace, Dover Mall, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues, The Mall at Tuttle Crossing							(7)(8)(10)			994,560	491,770
	Total Other Properties Square Footage					10,396,976

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					172,623,166

4Q 2022 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of December 31, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	195,869	176,282
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,600	11/30/23	(13)	6.04%	Variable	100,758	50,379
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(13)	3.08%	Fixed	88,592	44,296
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(2)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	12/01/27	(13)(25)	5.67%	Fixed	121,813	54,816
	Canada Square Footage				1,620,900
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/27	(5)(13)	4.92%	Fixed	101,405	91,265
	France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	53,517	37,729
	Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/27/27	(13)	4.00%	Variable	171,255	154,130
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(13)	1.90%	Fixed	297,121	267,409
	Italy Square Footage				697,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(15)	2.22%	Fixed	6,531	2,613
11.	Fukaya-Hanazono Premium Outlets	Fukaya City (Saitama)		40.0%	296,300	09/30/32	(15)	0.76%	Fixed	81,617	32,647
12.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(15)	0.16%	Variable	99,160	39,664
13.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(15)	0.34%	Variable	6,866	2,746
14.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(15)	0.30%	Fixed	45,004	18,001
15.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(15)	0.28%	Fixed	34,706	13,882
16.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
17.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(15)	0.32%	Variable	21,358	8,543
						11/30/23	(15)	0.33%	Variable	19,833	7,933
						05/31/29	(15)	0.37%	Fixed	38,138	15,255
18.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(15)	0.21%	Fixed	20,214	8,085
						11/30/24	(15)	0.29%	Variable	2,670	1,068
19.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.20%	Variable	47,292	18,917
	Japan Square Footage				3,910,000

4Q 2022 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of December 31, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	OUR SHARE
	KOREA
20.	Busan Premium Outlets	Busan		50.0%	360,200	11/23/25	(16)	2.87%	Fixed	87,519	43,759
21.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(2)
22.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	03/13/25	(16)	3.06%	Fixed	48,339	24,170
23.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/24	(16)	2.51%	Fixed	118,868	59,434
24.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/28/24	(16)	2.95%	Fixed	53,091	26,546
	South Korea Square Footage				2,007,100
	MALAYSIA
25.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	02/14/24	(17)	4.56%	Variable	13,928	6,964
26.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	10/31/23	(17)	4.06%	Variable	4,533	2,266
	Malaysia Square Footage				586,900
	MEXICO
27.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
28.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(18)	11.99%	Fixed	21,488	10,744
						06/20/23	(18)	13.92%	Variable	2,583	1,292
	Mexico Square Footage				607,800
	NETHERLANDS
29.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	05/29/29	(13)	3.63%	Fixed	246,178	221,560
						08/18/25	(13)	1.95%	Variable	179,897	85,024
30.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/23/24	(13)	1.75%	Variable	63,820	59,991
	Netherlands Square Footage				545,500
	SPAIN
31.	Malaga Designer Outlet	Malaga		46.1%	191,000	02/09/23	(13)	4.88%	Variable	63,974	29,498
	Spain Square Footage				191,000
	THAILAND
32.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	6.28%	Fixed	67,829	33,914
	Thailand Square Footage				264,000
	UNITED KINGDOM
33.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(13)(25)	4.54%	Fixed	125,206	56,343
34.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	02/27/23	(21)	7.52%	Variable	77,422	17,992
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				11,486,700

	TOTAL SQUARE FOOTAGE				184,109,866

4Q 2022 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of December 31, 2022
						DEBT INFORMATION
	PROPERTY NAME	STATE CITY (CBSA)		TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’S)
										TOTAL	TRG SHARE

	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	779,000	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,037,000	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	623,000	08/01/23		4.37%	Fixed	69,931	69,931
4.	Country Club Plaza	MO	Kansas City	50.0%	965,000	04/01/26		3.85%	Fixed	298,205	149,102
5.	Dolphin Mall	FL	Miami	100.0%	1,436,000	05/09/27	(5)(27)	3.98%	Fixed	1,000,000	1,000,000
6.	Fair Oaks Mall	VA	Fairfax	50.0%	1,559,000	05/10/23		5.32%	Fixed	243,133	121,566
7.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%	1,383,000	07/15/25		4.34%	Fixed	192,274	101,771
8.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	237,000	(2)
9.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,356,000	01/06/23		3.60%	Fixed	177,529	177,529
10.	International Market Place	HI	Waikiki, Honolulu	93.5%	340,000	08/09/24	(27)	6.45%	Variable	175,000	163,625
11.	International Plaza	FL	Tampa	50.1%	1,178,000	10/09/26	(5)	5.46%	Variable	477,000	238,977
12.	Mall at Green Hills, The	TN	Nashville	100.0%	1,034,000	01/01/27	(5)	6.78%	Variable	150,000	150,000
13.	Mall at Millenia, The	FL	Orlando	50.0%	1,114,000	10/15/24		3.94%	Fixed	450,000	225,000
14.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,408,000	10/01/27		3.48%	Fixed	1,000,000	1,000,000
15.	Mall at University Town Center, The	FL	Sarasota	50.0%	866,000	11/01/26		3.40%	Fixed	280,000	140,000
16.	Mall of San Juan, The	PR	San Juan	95.0%	626,000	(2)
17.	Sunvalley Shopping Center	CA	Concord	50.0%	1,324,000	09/01/22	(26)	4.44%	Fixed	152,513	76,256
18.	Twelve Oaks Mall	MI	Novi	100.0%	1,522,000	03/06/28		4.85%	Fixed	277,901	277,901
19.	Waterside Shops	FL	Naples	50.0%	336,000	04/15/26		3.86%	Fixed	160,233	80,116
20.	Westfarms	CT	West Hartford	78.9%	1,266,000	10/01/23		5.50%	Fixed	244,302	192,852
21.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)	6.00%	Fixed	135,312	33,828
22.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	5.60%	Fixed	144,105	35,306
23.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/25	(24)	2.17%	Fixed	223,856	109,689
24.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	447,711	76,782
	Total Taubman Realty Group Square Footage				25,080,000

	Discount										$(8,852)

	TOTAL TRG SECURED INDEBTEDNESS										$4,686,381

	TRG – Corporate & Other
	TRG U.S. Headquarters			100.0%		03/01/24	(25)	3.49%	Fixed	12,000	12,000
	Other			50.0%		11/01/27	(5)	6.61%	Fixed	24,000	12,000

	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$24,000

4Q 2022 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of December 31, 2022
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2022: 1M LIBOR at 4.3916%; Overnight SOFR 4.30%; CME Term SOFR 4.3581%; 30 Day Average SOFR 4.0617%; 3M EURIBOR at 2.132%; 6M EURIBOR at 2.693%; 3M GBP LIBOR at 3.874%; 1M YEN TIBOR at 0.06364%; 6M YEN TIBOR at .14%; 1M YEN LIBOR at -0.06%; 1M CDOR at 4.7375%; Overnight SONIA 3.428%; and Cost of Funds Rate at 2.81%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 11 encumbered properties with interest rates ranging from 3.56% to 9.35% and maturities between 2023 and 2027, of which two properties are held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.3 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 421.5 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 55.5 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 388.4 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 81.5 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 469.1 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.3 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 167.5 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 1.9 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 847.5 billion.

(25)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(26)
Mortgage is outstanding at December 31, 2022

(27)
Through interest rate swap agreements which mature in March 2023, interest is essentially fixed at the all-in rate presented.

4Q 2022 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

4Q 2022 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended December 31, 2022		For the Three Months Ended December 31, 2021
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(12,331)	350,488	$(10,649)	347,834
Management fees and other revenues	—	—	—	—
Other income	(665)	40,236	(394)	56,142
Total revenue	(12,996)	390,724	(11,043)	403,976
EXPENSES:
Property operating	(2,302)	70,670	(2,053)	68,607
Depreciation and amortization	(4,214)	90,487	(4,552)	96,119
Real estate taxes	(620)	27,789	(385)	27,561
Repairs and maintenance	(359)	10,490	(344)	11,988
Advertising and promotion	(1,306)	10,477	(1,214)	9,284
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(1,786)	27,653	(3,107)	41,775
Total operating expenses	(10,587)	237,566	(11,655)	255,334
OPERATING INCOME BEFORE OTHER ITEMS	(2,409)	153,158	612	148,642
Interest expense	2,493	(74,905)	1,749	(70,368)
Loss on extinguishment of debt	—	—	—	—
Gain on disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(324)	(78,253)(2)	(39)	(78,274)(2)
Unrealized gains (losses) in fair value of equity instruments	—	—	—	—
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	857	—
Consolidated income from continuing operations	(240)	—	3,179	—
CONSOLIDATED NET INCOME	(240)	—	3,179	—
Net income attributable to noncontrolling interests	(240)	—(3)	3,179	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

4Q 2022 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Twelve Months Ended December 31, 2022		For the Twelve Months Ended December 31, 2021
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(46,642)	1,349,476	$(39,098)	1,304,871
Management fees and other revenues	—	—	—	—
Other income	(3,063)	166,722	(1,376)	155,385
Total revenue	(49,705)	1,516,198	(40,474)	1,460,256
EXPENSES:
Property operating	(8,830)	269,708	(7,639)	255,017
Depreciation and amortization	(16,069)	366,874	(17,858)	382,368
Real estate taxes	(1,940)	113,725	(1,896)	122,067
Repairs and maintenance	(1,179)	37,513	(1,398)	36,701
Advertising and promotion	(4,589)	34,957	(3,740)	34,092
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(7,538)	95,419	(6,682)	95,617
Total operating expenses	(40,145)	918,196	(39,213)	925,862
OPERATING INCOME BEFORE OTHER ITEMS	(9,560)	598,002	(1,261)	534,394
Interest expense	7,563	(278,208)	7,113	(280,178)
Loss on extinguishment of debt	—	—	—	—
Gain on disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(1,184)	(319,794)(2)	(85)	(254,216)(2)
Unrealized gains (losses) in fair value of equity instruments	—	—	—	—
Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	443	—	286	—
Consolidated income from continuing operations	(2,738)	—	6,053	—
CONSOLIDATED NET INCOME	(2,738)	—	6,053	—
Net income attributable to noncontrolling interests	(2,738)	—(3)	6,053	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

4Q 2022 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of December 31, 2022		As of December 31, 2021
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(521,145)	$10,218,172	$(486,831)	$10,413,187
Less – accumulated depreciation	(125,716)	3,936,301	(105,662)	3,848,851
	(395,429)	6,281,871	(381,169)	6,564,336
Cash and cash equivalents	(29,058)	677,802	(27,730)	695,982
Tenant receivables and accrued revenue, net	(8,263)	256,706	(7,823)	277,401
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(7,535)	(3,503,728)	(11,043)	(3,064,332)
Right-of-use assets, net	(871)	64,395	(879)	67,977
Investments held in trust – special purpose acquisition company	—	—	(345,000)	—
Deferred costs and other assets	(36,049)	2,035,334	(26,988)	1,585,173
Total assets	$(477,205)	$5,812,380	$(800,632)	$6,126,537
LIABILITIES:
Mortgages and unsecured indebtedness	$(205,568)	$6,769,992	$(172,266)	$6,994,873
Accounts payable, accrued expenses, intangibles, and deferred revenues	(25,632)	450,735	(32,071)	469,326
Cash distributions and losses in unconsolidated entities, at equity	—	(1,699,828)	—	(1,573,105)
Dividend payable	—	—	—	—
Lease liabilities	(871)	59,180	(879)	69,883
Other liabilities	(33,384)	232,301	(58,975)	165,560
Total liabilities	(265,455)	5,812,380	(264,191)	6,126,537
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(186,702)	—	(522,203)	—
EQUITY:
Stockholders’ equity
Capital stock	—	—	—	—
Series J 8 3∕8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(25,048)	—	(14,238)	—
Total equity	(25,048)	—	(14,238)	—
Total liabilities and equity	$(477,205)	$5,812,380	$(800,632)	$6,126,537

4Q 2022 SUPPLEMENTAL	43